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                                                                     Exhibit 5.1






                                  June 29, 2001


Pioneer-Standard Electronics, Inc.
6065 Parkland Boulevard
Mayfield Heights, Ohio  44124

            Re: The Retirement Plan of Pioneer-Standard Electronics, Inc.
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                The Retirement Plan of Pioneer-Standard Electronics, Inc. II, as
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                amended
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         We are acting as counsel for Pioneer-Standard Electronics, Inc., an
Ohio corporation (the "Company"), with respect to the 300,000 common shares, without par value (the "Plan Shares"), to be offered and sold from time to time pursuant to the Company's Retirement Plan and Retirement Plan II, as amended (collectively, the "Plans"). As counsel for the Company, we have assisted in the preparation of Post-Effective Amendment No. 1 to a Registration Statement on
Form S-8, File No. 333-40750, (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the continued registration of the Plan Shares to be offered and sold from time to time pursuant to the Plan.

         We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion, and based thereon we are of the opinion that the Plan Shares have been duly authorized and, when issued and paid for in the manner contemplated by the Plans and the Registration Statement, will be validly issued, fully paid and nonassessable.

         This opinion is intended solely for your use in connection with the filing of the Registration Statement with respect to the Plan Shares, and may not be reproduced, filed publicly or relied upon by any other person for any purpose without the express written consent of the undersigned.

         We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement.


                                           Very truly yours,


                                           /s/   CALFEE, HALTER & GRISWOLD LLP
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                                           CALFEE, HALTER & GRISWOLD LLP